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                                                                    EXHIBIT 3.92

                             KATHARINE LIU, MD. P.C.

                            ARTICLES OF INCORPORATION

                                    ARTICLE I

     The name of the corporation is KATHARINE LIU, M.D., P.C.

                                   ARTICLE II

     The number of shares the corporation is authorized to issue is 10,000 shares no par value.

                                   ARTICLE III

     The Corporation is formed for the purpose of the practice of the profession of Pathology. The Corporation elects to be governed by Chapter 7 of Title 14 of the Official Code of Georgia Annotated, known as the Georgia Professional Corporation Act.

                                   ARTICLE IV

     The provisions of Official Code of Georgia Annotated ss. 14-7-5, relating to restrictions regarding the stock in professional corporations, apply to this Corporation.

                                    ARTICLE V

     The Directors are authorized to take all necessary steps after the corporation begins its existence, if it is determined to be in the best interest of the corporation, to make elections: (1) to be taxed as a small business corporation under Subchapter S of the Internal Revenue Code of 1986, and the corresponding Georgia statute; and (2) to qualify for any other favorable treatment under the Internal Revenue Code of 1986 and the corresponding Georgia law.

                                   ARTICLE VI

     The shareholders of the corporation shall have preemptive rights to acquire additional shares of the corporation in proportion to the then outstanding shares owned respectively by each shareholder.

                                   ARTICLE VII

     The street address of the initial registered office of the corporation is 1350 Walton Way, Richmond County, Georgia and the initial registered agent at such address is Katharine Liu, M.D.

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                                  ARTICLE VIII

     The name and address of the incorporator is William F. Hammond, P.O. Box 1564, Augusta, Richmond County, Georgia, 30903-1564

                                   ARTICLE IX

     The mailing address of the initial principal office of the corporation is 1350 Walton Way, Richmond County, Georgia, 30901.

     IN WITNESS WHEREOF, the undersigned executes these articles of incorporation for KATHARINE LIU, M.D., P.C.

                                                   /s/ William F. Hammond
                                                   -----------------------------
                                                   WILLIAM F. HAMMOND

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                              ARTICLES OF AMENDMENT

                                       OF

                            KATHARINE LIU, M.D., P.C.

                      (A GEORGIA PROFESSIONAL CORPORATION)

                                    ARTICLE I

     The name of the corporation is "KATHARINE LIU, M.D., P.C." (the "Corporation").

                                   ARTICLE II

     Article I of the Articles of Incorporation is amended to state as follows:

          The name of the Corporation is "KATHARINE LIU, M.D., INC."

                                   ARTICLE III

     Article III of the Articles of Incorporation is amended to state as follows:

          The Corporation shall be governed by the Georgia Business Corporation Code.

                                   ARTICLE IV

     Article IV of the Articles of Incorporation is deleted in its entirety.

                                    ARTICLE V

     Article VI of the Articles of Incorporation is deleted in its entirety.

                                   ARTICLE VI

     Pursuant to Section 14-2-1003 of the Official Code of Georgia, each amendment described above has been duly adopted and approved by the Board of Directors and the Shareholder of the Corporation as of the date of filing of these Articles of Amendment.

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                                   ARTICLE VII

     The changes made by these Articles of Amendment shall be effective upon the filing of these Articles of Amendment with the Secretary of State of the State of Georgia.

                                  ARTICLE VIII

     A request for publication of a notice of intent to file articles of amendment which change the name of the Corporation and payment therefor have been made as required by Section 14-2-1006.l(b) of the Official Code of Georgia.

     IN WITNESS WHEREOF, these Articles of Amendment have been executed by the undersigned this 2nd day of December, 2002.

                                                   KATHARINE LIU, M.D., P.C.

                                                   /s/ Katharine Liu
                                                   -----------------------------
                                                   By: Katharine Liu, M.D.
                                                   As Its: President

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